On January 20, 2005 and February 3, 2005, as approved by a majority of shareholders of each series of J.P. Morgan Funds, J.P. Morgan
Institutional Funds, J.P. Morgan Mutual Fund
Group, J.P. Morgan Mutual Fund Select Group,
J.P. Morgan Mutual Fund Select Trust and J.P.
Morgan Mutual Fund Trust were reorganized into J.P. Morgan Mutual Fund Series.

On February 3, 2005, at an adjournment of the January 20, 2005 special meeting, as approved by a majority of shareholders of JPMorgan
Global 50 Fund (the Merging Fund), a series of
J.P. Morgan Mutual Fund Investment Trust, the
Merging Fund merged into JPMorgan Fleming
International Opportunities Fund
(the Surviving Fund), a series of the J.P.
Morgan Institutional Funds (the Merger). After the Merger, shareholders of the Merging
Fund held shares of the Surviving Fund with the same aggregate net asset value as the shares held in the Merging Fund prior to the Merger, and two new share classes were created for the Merging Funds existing shareholders.
As part of the merger process the Surviving
Funds name was changed to JPMorgan
International Opportunities Fund.

On January 20, 2005, at a special meeting, approved by a majority of shareholders of One
Group Diversified International Fund
(the Merging Fund), a series of  One Group
Mutual Funds, the Merging Fund merged into
JPMorgan Fleming International Equity Fund
(the Surviving Fund), a series of the J.P.
Morgan Mutual Fund Select Group (the Merger).
After the Merger, shareholders of the Merging
Fund held shares of the Surviving Fund with the same aggregate net asset value as the shares held in the Merging Fund prior to the Merger.
As part of the mreger process the Surviving
Funds name was change to JPMorgan
International Equity Fund.

On January 20, 2005, at a special meeting, as approved by a majority of shareholders of One
Group Health Sciences Fund (the Merging Fund), a series of One Group Mutual Funds, the Merging Fund merged into JPMorgan Global
Healthcare Fund Fund (the Surviving Fund), a series of the J.P. Morgan Series Trust
(the Merger). After the Merger, shareholders of the Merging Fund held shares of the Surviving Fund with the same aggregate net asset value as the shares held in the Merging
Fund prior to the Merger.